Execution Copy CHICAGO/#2984622.14 EMPLOYMENT AGREEMENT This Employment Agreement (the “Agreement”) is entered into as of October 27, 2017 (the “Effective Date”) between GATX Corporation, a New York corporation (the “Company”), and James F. Earl (the “Executive”). WHEREAS, the Company desires to employ the Executive, and the Executive desires to be employed by the Company, for a term of employment commencing on the Effective Date and continuing through 5:00 PM Central Time on February 28, 2018 (the “End Date”), upon the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties to this Agreement agree as follows: 1. Term. The Company will employ the Executive for the period from the Effective Date through the End Date, unless employment is earlier terminated per Section 5 below (the period of employment, the “Term” and the last day of the Term, the “Separation Date”). 2. Responsibilities. a. During the Term, the Executive will have the title Executive Vice President and President, Rail International and will report to the Chief Executive Officer of the Company (the “CEO”). In such position, the Executive will have such duties, authority and responsibility as are consistent with the Executive’s position. The Executive will devote his full time and attention to the business and affairs of the Company and will perform his obligations and responsibilities diligently, applying the highest degrees of professionalism, integrity and management to his obligations and responsibilities. The Executive will, if so required by the CEO, serve as an officer, director, or manager of any of the Company’s subsidiaries or affiliates without additional compensation. b. The Executive: (i) may serve as an officer or director of, or otherwise participate in, solely educational, welfare, social, religious and civic organizations; (ii) may be a passive owner of less than 3% of any class of stock or interest of a corporation, partnership or limited liability entity which class of stock or interest is publicly traded, so long as the Executive has no active participation in the business of such entity; and (iii) with the prior written consent of the CEO, may serve on the board of directors of, and provide consulting services to, other businesses; in each case, so long as such activities do not materially interfere with the Executive’s duties, responsibilities or functions to the Company under this Agreement. The Company acknowledges and provides prior written consent to the Executive’s membership on the board of directors of Harsco Corporation. 3. Salary and Benefits. a. Base Salary. During the Term, the Company will pay to the Executive a base salary at the same rate as in place on the Effective Date (the “Base Salary”), payable in accordance with the Company’s payroll policy.

2 CHICAGO/#2984622.14 b. Employee Benefits. During the Term, the Executive will be entitled to participate in the Company’s employee benefit plans generally available to senior employees of the Company, in accordance with the terms of such plans. Nothing in this Agreement will require the Company to establish, maintain or continue any of the benefits already in existence or hereafter adopted for senior employees of the Company, and nothing in this Agreement will restrict the right of the Company to amend, modify or terminate such programs. c. Vacation Time. During the Term, the Executive will accrue vacation time, in accordance with applicable Company policy. d. Expense Reimbursement. In accordance with Company policies and procedures, the Company will reimburse the Executive for all proper expenses incurred by the Executive in the performance of his duties during the Term. e. Severance Benefits Under the CoC Agreement. The Executive and the Company have entered into an Amended and Restated Agreement for Employment Following a Change of Control, effective January 1, 2009 (the “CoC Agreement”). If: (x) a Change of Control (as defined in the CoC Agreement) occurs on or prior to the Separation Date, and (y) the circumstances around the termination of the Executive's employment are such that Executive becomes eligible for payments and benefits pursuant to Section 6(a) of the CoC Agreement, then the provisions of Section 6(a) of the CoC Agreement regarding the Executive's eligibility to receive certain severance payments and benefits shall govern and the terms of Section 6.b. of this Agreement shall have no force or effect. If a Change of Control (as defined in the CoC Agreement) has not occurred on or prior to the Separation Date (whether the Separation Date is the End Date or an earlier date), then, the terms of this Agreement shall govern and the Executive hereby knowingly and intentionally waives any claim for payments or benefits under the CoC Agreement. 4. Incentive Compensation. a. COIP. During the Term, the Executive will continue to participate in the Company’s Corporate Officer Incentive Program (the “COIP”) per the terms of the COIP as in place from time to time. The COIP amount earned for 2017 shall be paid when 2017 COIP payments are generally made, which is anticipated to be February 2018. Any pro rata COIP earned for 2018 shall be paid when 2018 COIP payments are generally made, which is anticipated to be February 2019. b. Outstanding Equity Awards. i. Any award held by the Executive as of the Effective Date per an Equity-Based Award Agreement (as defined below) shall continue to vest during the Term per the terms of the applicable Equity-Based Award Agreement. ii. “Equity-Based Award Agreement” means each of the Executive’s award agreements under the GATX Corporation 2012 Incentive Award Plan (the “Stock Plan”), including, but not limited to, any Performance Share Agreement and any Option Agreement.

3 CHICAGO/#2984622.14 5. Termination. a. End Date. Unless earlier terminated as provided herein, the Term will terminate on the End Date. Such termination on the End Date shall be deemed: (1) a termination of employment by the Company “without Cause” for purposes of this Agreement and any of the Company’s compensation and benefit plans (including each outstanding Equity-Based Award Agreement) or (2) a “Retirement” with a “Retirement Date” of March 1, 2018 for purposes of any of the Company’s compensation and benefit plans (including each outstanding Equity-Based Award Agreement), if such designation results in a greater benefit to Executive with respect to any such compensation or benefit plan. b. Death or Disability. The Term will terminate immediately upon the death or Disability of the Executive. In such event, the Company will pay the Executive (or his Beneficiary (per Section 12.b. below, as applicable) all accrued but unpaid Base Salary and benefits as of the Separation Date. “Disability” means the Executive qualifies for disability income benefits under the GATX Long Term Disability Income Plan. c. By the Executive. The Term may be terminated by the Executive for any reason upon thirty (30) days’ advance written notice to the Company. Any such termination shall be construed as a voluntary termination of employment for purposes of this Agreement and the Company’s compensation and benefit plans. d. For Cause. The Company may terminate the Term for Cause, effective immediately by written notice of termination given to the Executive setting forth in good faith the basis for such termination. i. For the purposes of this Agreement, “Cause” shall mean: (x) the willful and continued failure of the Executive to perform substantially the Executive’s duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the CEO which specifically identifies the manner in which the CEO believes in good faith that the Executive has not substantially performed the Executive’s duties; or (y) the engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. ii. For purposes of Section 5.d.i. above, no act or failure to act, on the part of the Executive, shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon: (x) authority given pursuant to a resolution duly adopted by the Board of Directors of the Company, or (y) upon the written instructions or written concurrence of the CEO, or (z) based upon the written advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. e. Effecting Termination. As of the Separation Date, the Executive agrees that the Secretary of the Company may, as an irrevocable proxy and in the Executive’s name and stead, execute all documents and things which the Company deems necessary and

4 CHICAGO/#2984622.14 desirable to effect the Executive’s resignation as an officer of the Company and its subsidiaries and affiliates. During any applicable statute of limitations period, the Company agrees to continue and maintain a directors and officers liability insurance policy covering the Executive to the applicable extent as follows: (1) to the same extent the Company provides such coverage for its executive officers in active service, or (2) in the event the Company ceases to have any executive officer in active service, then to the same extent the Company provides such coverage for any former executive officer whose period of active service with the Company overlaps with the Executive’s period of active service with the Company. f. Copy of Restrictive Covenants. The Executive agrees that, prior to the commencement of any new employment, the Executive will furnish the prospective new employer with a copy of the text of any restrictive covenant obligation the Executive has to the Company (the “Restrictive Covenant Text”). The Executive also agrees that the Company may advise any prospective new employer of the Executive of the existence and terms of such restrictive covenants and furnish the prospective new employer with a copy of the Restrictive Covenant Text. 6. Payments and Benefits Upon Termination. a. Upon any Separation Date per any of Section 5.a. – 5.d. above, the Executive or his Beneficiary (per Section 12.b. below) will be entitled to receive the following payments and benefits (collectively, the “Accrued Amounts”): i. Any accrued but unpaid Base Salary and accrued but unused vacation, which will be paid no later than the payday no less than seven (7) days after the Separation Date, in accordance with the Company’s customary payroll practices, or such earlier date as may be required by law; ii. Reimbursement for unreimbursed business expenses properly incurred by the Executive, which will be subject to and paid in accordance with the Company’s expense reimbursement policy; and iii. Any employee benefits (including equity compensation) to which the Executive may be entitled under the plans or policies of the Company as of the Separation Date, including, but not limited to, eligibility for the Company’s pre-65 retiree medical plan and treatment under the COIP, in each case per the terms of the plan or policy. b. Upon termination of the Term upon the End Date per Section 5.a. above, and contingent upon the Executive (i) continuing to abide by the provisions of Section 8 herein, and (ii) signing and returning a release of claims (the “Release”) (such Release to be provided to the Executive on or about the termination date, in a form substantially similar to Attachment A hereto), within the period of time set forth therein (and without revoking such Release), the Executive shall receive the following payments and benefits (the “Separation Payments”) in addition to the Accrued Amounts: (a) a total of $1,402,300 paid on the following schedule: (y) by the sixtieth (60th) day after the End Date, payment of $621,300 and a $36,000 contribution to the Executive’s Health Reimbursement Account; and (z) on the one year anniversary of the End Date, payment of $745,000; (b) in February 2019, when COIP bonuses are generally paid for 2018, a payment equal to the spread between $434,910 and the pro

5 CHICAGO/#2984622.14 rata COIP actually earned by the Executive for 2018; and (c) provided the Executive elects coverage under the Company’s pre-65 retiree health plan, a subsidy for the first 12 months of such coverage totaling $14,000, which subsidy will be provided in 12 equal monthly increments. 7. Acknowledgments. The Executive understands and agrees that he would not otherwise be eligible for, or entitled to, any of the Separation Payments if he did not enter into this Agreement. Further, by signing this Agreement, the Executive agrees that he is not entitled to any additional payments and/or benefits that are not specifically listed in this Agreement, except for those benefits in which he has a vested right pursuant to the terms of the applicable Company plans or policies, or per applicable law. 8. Restrictive Covenants; Trade Secrets and Confidential Information; Cooperation. a. Non-Competition. During the two (2)-year period following the Separation Date, the Executive may not provide services in any capacity (i.e., as an employee, consultant, independent contractor, board member, etc., and regardless of whether paid or unpaid) to Trinity Industries, Inc. (“Trinity”), any subsidiary of Trinity, or any successor of Trinity or a subsidiary of Trinity. b. Non-Solicitation. During the two (2)-year period following the Separation Date, the Executive, as well any agent, representative or affiliate of the Executive, will not, directly or indirectly: (i) solicit for employment or a consulting relationship, (ii) otherwise seek employment or a consulting relationship from, or (iii) induce to leave the Company’s employ or service, any person who currently is an officer, director or employee of, or a consultant to, the Company, or who had any such status during the six (6)-month period preceding the then-current date; provided that this Section 8.b. shall not be violated by general advertising or solicitation not specifically targeted at the Company. c. Confidentiality. The Executive acknowledges and agrees that the Company’s business depends to a significant degree upon the possession of information which is not generally known to others, and that the profitability of the business of the Company requires that this information remain proprietary to the Company. The Executive will not, except as required in the course of employment by the Company, disclose or use during or subsequent to the course of employment, any trade secrets or confidential or proprietary information relating to the business of the Company of which the Executive becomes aware by reason of being employed by the Company or to which the Executive gains access during his employment by the Company and which has not been publicly disclosed (other than by the Executive in breach of this provision). Such information includes client and customer lists, data, records, computer programs, manuals, processes, methods and intangible rights which are either developed by the Executive during the course of employment or to which the Executive has access. All records and equipment and other materials relating in any way to any confidential information relating to clients or to the business of the Company will be and remain the sole property of the Company during and after the end of employment. Notwithstanding the foregoing, the Executive may comply with legal process or governmental inquiry after, to the extent legally permitted, giving the Company written notice of record thereof. Upon termination of employment, the Executive will promptly return to the Company all materials and all copies or tangible embodiments of materials involving any confidential information in the Executive’s

6 CHICAGO/#2984622.14 possession or control. Provided, however, Executive may retain his address book to the extent it contains contact information and the Company shall cooperate with the Executive on the transfer of his cell phone number to Executive, if applicable. d. Agreement to be Available in Future Proceedings. During the Term and thereafter, the Executive agrees, subject to the advice of legal counsel, to voluntarily make himself reasonably available to the Company and its legal counsel, at the Company’s request, without the necessity of obtaining a subpoena or court order, in the Company’s investigation, preparation, prosecution and/or defense of any actual or potential legal proceeding, regulatory action, or internal matter. Subject to the advice of legal counsel, the Executive agrees to provide any information reasonably within the Executive’s recollection. The Executive will receive a payment of $500 per hour for cooperation services provided after the Term that are either: (i) in excess of 25 hours per month, or (ii) in excess of 100 hours on a total cumulative basis. Payment or reimbursement of the Executive’s reasonable expenses incurred in connection with activity under this subsection d. will be made by the Company promptly and in no event later than December 31 of the year following the year in which such expenses were incurred. e. Confidentiality of this Agreement. Except as required by law and as provided in Section 13.b., the Executive will not disclose the existence or terms of this Agreement to anyone except his accountants, attorneys, and spouse, and shall ensure that each such person complies with this confidentiality provision. 9. Right to Injunctive Relief. The Executive acknowledges that the Executive’s services to the Company are of a unique character which gives them a special value to the Company, the loss of which cannot reasonably or adequately be compensated in damages in an action at law, and that a breach of Section 8 of this Agreement or any restrictive covenant referenced herein will result in irreparable and continuing harm to the Company and that therefore, in addition to any other remedy which the Company may have at law or in equity, the Company will be entitled to seek injunctive relief in court (without posting of a bond) for a breach of this Agreement by the Executive. For any matter not required to be submitted to arbitration, the parties each hereby consent to exclusive jurisdiction and venue for all purposes in the state courts located in Cook County, Illinois, or the United States District Court for the Northern District of Illinois. 10. Right to Review Public Statements. To the extent the Company releases any public statements related to the Executive or his employment, including as required by securities laws, the Executive will be provided with a reasonable time to review such statements and the ability to provide reasonable comment. 11. Release of Claims. a. Release. The Executive, and anyone claiming through him or on his behalf, hereby waives and releases the Company with respect to any and all claims, whether currently known or unknown, that the Executive now has or have ever had against the Company arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date on which the Executive signs this Agreement. Without limiting the generality of the foregoing, the claims waived and released by the Executive hereunder include, but are not limited to:

7 CHICAGO/#2984622.14 i. All claims arising out of or related in any way to his employment, compensation, other terms and conditions of employment, or termination from employment, including, without limitation, claims arising out of any employment agreements, severance plans or policies or any other employee benefit plans; ii. All claims that were or could have been asserted by the Executive or on his behalf: (A) in any federal, state, or local court, commission, or agency; or (B) under any common law theory (including without limitation all claims for breach of contract (oral, written or implied), wrongful termination, defamation, invasion of privacy, infliction of emotional distress, tortious interference, fraud, estoppel, unjust enrichment, and any other contract, tort or other common law claim of any kind); and iii. All claims that were or could have been asserted by the Executive or on his behalf under: (A) the Age Discrimination in Employment Act (the “ADEA”) and the Older Worker Benefit Protection Act (the “OWBPA”); and (B) any other federal, state, local, employment, services or other law, regulation, ordinance, constitutional provision, executive order or other source of law, including without limitation under any of the following laws, as amended from time to time: Title VII of the Civil Rights Act of 1964, 42 U.S.C. §§ 1981 & 1981a, the Americans with Disabilities Act, the Equal Pay Act, Employee Retirement Income Security Act, the Lilly Ledbetter Fair Pay Act of 2009, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act and all applicable state, county or other local fair employment laws. b. Exceptions. Notwithstanding the foregoing, the releases and waivers in this Agreement shall not apply to any claim: (A) for unemployment or workers’ compensation, (B) for vested benefits under any employee benefit plan or vested awards under the Stock Plan, (C) that by law is non-waivable, (D) for payments or benefits under this Agreement, (E) as a stockholder of the Company, or (F) for indemnification under applicable law and for coverage as an insured under directors and officers liability insurance. c. No Further Obligations. In the event of any further proceedings based upon any released matter, the Company shall have no further monetary or other obligation of any kind to the Executive, and the Executive hereby waives any such monetary or other recovery. d. Specific Rights Under OWBPA. The Executive understands and agrees that: (A) this is the full and final release of all claims against the Company through the date he signs this Agreement; (B) the Executive knowingly and voluntarily releases claims hereunder for valuable consideration; (C) the Executive hereby is and has been advised of his right to have his attorney review this Agreement before signing it; (D) the Executive has twenty-one (21) days to consider whether to sign this Agreement; and (E) the Executive may, at his sole option, revoke this Agreement upon written notice within seven (7) days after signing it. This Agreement will not become effective until this seven (7) day period has expired and will be void if he revokes it within such period. Although the Executive is releasing claims that he may have under the ADEA and the OWBPA, he understands that he may challenge the knowing and voluntary nature of this Agreement under the OWBPA and the ADEA

8 CHICAGO/#2984622.14 before a court, the EEOC, the NLRB, or any other federal state or local agency charged with the enforcement of any employment laws. 12. Successors and Assigns; Beneficiary. a. The rights and obligations under this Agreement will inure to the benefit of and be binding upon the Company and its successors and assigns. This Agreement will not be assignable by the Executive, but in the event of the Executive’s death it will be binding upon and inure to the Executive’s Beneficiary. b. The Executive’s “Beneficiary” will be the beneficiary or beneficiaries named by the Executive to receive any compensation or benefits due under the Agreement following the Executive’s death, with such designation to be done in a written instrument that must be received by the Company prior to the Executive’s death. In the event there is no such named beneficiary, or no surviving named beneficiary, such compensation and benefits shall be paid to the Executive’s surviving spouse, or, if none, to the Executive’s estate. 13. Miscellaneous. a. Lawyer Fees. Upon presentation of an invoice approved by the Executive, with such presentation to be no later than 45 days after the Effective Date, the Company shall pay Executive’s lawyer fees incurred in connection with the negotiation and drafting of this Agreement, subject to a cap of $20,000. Such payment will be made by the Company promptly and in no event later than December 31 of the year following the year in which such fees were incurred. b. Permitted Actions. Nothing in this Agreement is intended to limit in any way the Executive’s right or ability to file a charge or claim of discrimination with the U.S. Equal Employment Opportunity Commission (the “EEOC”), the National Labor Relations Board (the “NLRB”), or other federal, state or local agencies. These agencies have the authority to carry out their statutory duties by investigating a charge, issuing a determination, filing a lawsuit in federal or state court in their own name, or taking any other action authorized under these statutes. The Executive retains the right to participate in such an action and to recover any appropriate relief. The Executive retains the right to communicate with the EEOC, NLRB and other federal, state or local agencies, and such communication can be initiated by the Executive or in response to the government and is not limited by any non-disparagement, cooperation and confidentiality obligation under this Agreement. c. Payroll Taxes and Withholding. All compensation payments made under this Agreement will be subject to required payroll taxes and withholding. d. Compliance with Company Policies. Payments made under this Agreement shall be subject to any generally-applicable Company policy, or action, related to recoupment (claw-back) or other modification to executive compensation, (i) as in place from time-to-time during the period beginning on the Effective Date and ending on the Separation Date, and (ii) as in place after the Separation Date so long as required by applicable law, regulation, or stock exchange listing rule.

9 CHICAGO/#2984622.14 e. Integration; Amendment. Except as is otherwise provided herein, this Agreement contains all of the terms and conditions agreed upon by the parties relating to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the parties, whether oral or written, respecting the subject matter of this Agreement. This Agreement may not be amended, altered or modified without the prior written consent of both parties and such instrument must acknowledge that it is an amendment or modification of this Agreement. f. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature. g. Waiver. Waiver of any term or condition of this Agreement by any party will not be construed as a waiver of a subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement. Any waiver must be in writing. h. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held by a court of competent jurisdiction to be prohibited or unenforceable for any reason, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. i. Captions. The captions in this Agreement are not part of its provisions, are merely for reference and have no force or effect. If any caption is inconsistent with any provision of this Agreement, such provision will govern. j. Governing Law; Arbitration. The validity, interpretation, construction, enforcement and remedies of, or relating to, this Agreement, and the rights and obligations of the parties hereunder, will be governed by and construed in accordance with the substantive laws of the State of Illinois, without regard to the conflict of law principles, rules or statutes of any jurisdiction. Subject to Section 9 above, any action or proceeding to enforce, or arising out of, this Agreement will be submitted to arbitration via the American Arbitration Association, employment rules, and will be heard by a single arbitrator sitting in Chicago, Illinois. The Company shall reimburse the Executive for the reasonable travel and hotel expenses incurred in connection with traveling to, and staying in, Chicago, Illinois for the purpose of attending an arbitration proceeding in Chicago, Illinois. The reimbursement will be limited to expenses for the Executive and for one lawyer for the Executive. k. Notice. All notices given hereunder will be in writing and will be sent by registered or certified mail, or nationally recognized overnight delivery service, or delivered by hand, and, if intended for the Company, will be addressed to it or delivered to it at its principal office for the attention of the Chief Human Resources Officer of the Company. If intended for the Executive, notices will be delivered personally to the Executive’s then current residence address as shown on the Company’s records, or to

10 CHICAGO/#2984622.14 such other address as the Executive directs in a notice to the Company. All notices will be deemed to be given on the date received at the address of the addressee. l. Code Section 409A. The parties intend that this Agreement and the benefits provided hereunder be interpreted and construed to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and all regulatory and interpretative guidance issued thereunder (“Code Section 409A”) to the extent applicable thereto. The time and form of payment of incentive compensation, disability benefits, severance payments, expense reimbursements and payments of in-kind benefits described herein will be made in accordance with the applicable sections of this Agreement, provided that with respect to termination of employment for reasons other than death, the payment at such time can be characterized as a “short-term deferral” for purposes of Code Section 409A or as otherwise exempt from the provisions of Code Section 409A, or if any portion of the payment cannot be so characterized, and the Executive is a “specified employee” under Code Section 409A, such portion of the payment will be delayed until the earlier to occur of the Executive’s death or the date that is six months and one day following the Executive’s termination of employment (the “Delay Period”). Upon the expiration of the Delay Period, all payments and benefits delayed pursuant to this section will be paid or reimbursed to the Executive in a lump sum, and any remaining payments due under this Agreement will be payable at the same time and in the same form as such amounts would have been paid. Further, if the Executive is a “specified employee” and if any equity-based awards granted to the Executive by the Company, pursuant to this Agreement or otherwise, continue to vest upon the Executive’s termination of employment, and are deemed a “deferral of compensation” (as such term is described under Code Section 409A), the equity- based awards will not be settled or released until the expiration of the Delay Period. For purposes of applying the provisions of Code Section 409A, each separately identifiable amount to which the Executive is entitled will be treated as a separate payment. The time or schedule of any payment or amount scheduled to be paid pursuant to the terms of this Agreement, including but not limited to any restricted stock unit or other equity-based award, payment or amount that provides for the “deferral of compensation” (as such term is described under Code Section 409A), may not be accelerated except as otherwise permitted under Code Section 409A and the guidance and Treasury regulations issued thereunder. For purposes of this Agreement, the terms “retirement,” “termination of employment,” “terminated,” “termination,” “this Agreement will be terminated” and variations thereof, as used in this Agreement, are intended to mean a termination of employment that constitutes a “separation from service” under Code Section 409A. If the sixty (60)-day period following a “separation from service” begins in one calendar year and ends in a second calendar year (a “Crossover 60-Day Period”) and if there are payments due the Executive that are subject to Code Section 409A (and not exempt from Code Section 409A) that are: (i) conditioned on the Executive signing and not revoking a release of claims and (ii) otherwise due to be paid during the portion of the Crossover 60-Day Period that falls within the first year, then such payments will be delayed and paid in a lump sum during the portion of the Crossover 60-Day Period that falls within the second year. Although the Company intends to administer the Agreement so that it will comply with the requirements of Code Section 409A, the Company does not represent or

11 CHICAGO/#2984622.14 warrant that the Agreement will comply with Code Section 409A or any other provision of federal, state, local, or non-United States law. Provided that the Company administers this Agreement in a manner consistent with the terms of this Agreement, neither the Company, its subsidiaries, nor their respective directors, officers, employees or advisers will be liable to the Executive (or any other individual claiming a benefit through the Executive) for any tax, interest, or penalties the Executive may owe as a result of compensation paid under the Agreement, and the Company and its subsidiaries will have no obligation to indemnify or otherwise protect the Executive from the obligation to pay any taxes pursuant to Code Section 409A. Payment or reimbursement of the Executive’s expenses will be made promptly and in no event later than December 31 of the year following the year in which such expenses were incurred, and the amount of such expenses eligible for payment or reimbursement, or in-kind benefits provided, in any year will not affect the amount of such expenses eligible for payment or reimbursement, or in-kind benefits to be provided, in any other year. Additionally, any right to expense reimbursement or in- kind benefits will not be subject to liquidation or exchange for another benefit. The provisions of this Agreement will be construed in a manner in favor of complying with any applicable requirements of Code Section 409A to avoid taxation under Code Section 409A. If any compensation or benefits provided by this Agreement result in the application of Code Section 409A, the Company will modify this Agreement in the least restrictive manner necessary in order to comply with the provisions of Code Section 409A, other applicable provisions of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and, in each case, without material diminution in the value of the payments or benefits to the Executive. Signature page follows.

Signature Page to Employment Agreement between GATX Corporation and James F. Earl 12 CHICAGO/#2984622.14 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written. GATX CORPORATION By: /s/ JAMES M. CONNIFF James M. Conniff Senior Vice President Human Resources I have read the above Agreement and understand and agree to be bound by its terms. /s/ JAMES F. EARL JAMES F. EARL

Exhibit A – Page 1 CHICAGO/#2984622.14 EXHIBIT A GENERAL RELEASE OF CLAIMS This General Release of Claims Agreement (this “Release”) is entered into between GATX Corporation, a New York corporation (the “Company”), and James F. Earl (the “Executive”). WHEREAS, the Company and the Executive previously entered into an Employment Agreement executed by the Executive on ______, 2017 (the “Agreement”); and WHEREAS, Section 6.b. of the Agreement provides that certain payments and benefits are to be paid or provided to the Executive in exchange for, and contingent upon, among other things, the Executive’s execution (and non-revocation) of this Release as set forth in the Agreement. NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Agreement and herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows: 1. Release. The Executive, and anyone claiming through him or on his behalf, hereby waives and releases the Released Parties (as defined below) with respect to any and all claims, whether currently known or unknown, that the Executive now has or ever has had against a Released Party arising from or related to any act, omission, or thing occurring or existing at any time prior to or on the date on which the Executive signs this Release. “Released Parties” include (A) the Company and its past, present, and future parents, divisions, subsidiaries, partnerships, affiliates, and other related entities, (B) each of the foregoing entities’ and persons’ past, present, and future owners, trustees, fiduciaries, administrators, shareholders, directors, officers, partners, members, associates, agents, executives, employees, and attorneys, and (C) the predecessors, successors and assigns of each of the foregoing persons and entities. Without limiting the generality of the foregoing, the claims waived and released by the Executive hereunder include, but are not limited to: a. All claims arising out of or related in any way to his employment, compensation, other terms and conditions of employment, or termination from employment, including, without limitation, claims arising out of any employment agreements, change in control agreements, bonus plans, incentive plans or awards, severance plans or policies, stock plans or policies, relocation letters or any other employee benefit plans; and b. All claims that were or could have been asserted by the Executive or on his behalf: (i) in any federal, state, or local court, commission, or agency; or (ii) under any common law theory (including without limitation all claims for breach of contract (oral, written or implied), wrongful termination, defamation, invasion of privacy, infliction of emotional distress, tortious interference, fraud, estoppel, unjust enrichment, and any other contract, tort or other common law claim of any kind); and c. All claims that were or could have been asserted by the Executive or on his behalf under: (i) the Age Discrimination in Employment Act (the “ADEA”) and the Older Worker Benefit Protection Act (the “OWBPA”); and (ii) any other federal, state, local, employment, services or other law, regulation, ordinance, constitutional provision, executive order or other source of law, including without limitation under any of the following laws, as amended from time to time: Title VII of the Civil Rights Act of 1964, 42 U.S.C. §§ 1981 & 1981a, the Americans with Disabilities Act, the Equal Pay Act, Employee Retirement Income Security Act, the Lilly Ledbetter Fair Pay Act of 2009, the

Exhibit A – Page 2 CHICAGO/#2984622.14 Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act and all applicable state, county or other local fair employment laws. 2. Exceptions. Notwithstanding the foregoing, the releases and waivers in this Release shall not apply to any claim: (A) for unemployment or workers’ compensation, (B) for vested benefits under any employee benefit plan or vested awards under the GATX Corporation 2012 Incentive Award Plan, (C) that by law is non-waivable, (D) for payments or benefits under Section 6 of the Agreement, (E) as a stockholder of the Company, or (F) for indemnification under applicable law and for coverage as an insured under directors and officers liability insurance. 3. No Further Obligations; Additional Representations. In the event of any further proceedings based upon any released matter, the Company, its affiliates, parent companies, and subsidiaries shall have no further monetary or other obligation of any kind to the Executive, and the Executive hereby waives any such monetary or other recovery (provided that nothing limits the Executive’s rights under Section 5 below). The Executive represents and warrants that: (A) there has not been filed by the Executive or on the Executive’s behalf any legal or other proceedings against any of the Released Parties (provided, however, that the Executive need not disclose, and the foregoing representation and warranty in this subpart (A) does not apply to, conduct or matters described in Section 5 below); (B) the Executive is the sole owner of the claims that are released in Section 1 above; (C) none of these claims has been transferred or assigned or caused to be transferred or assigned to any other person, firm or other legal entity; and (D) the Executive has the full right and power to grant, execute, and deliver the releases, undertakings, and agreements contained in this Release. 4. Specific Rights Under OWBPA. The Executive understands and agrees that: (A) this is the full and final release of all claims against the Company through the date he signs this Release; (B) the Executive knowingly and voluntarily releases claims hereunder for valuable consideration; (C) the Executive hereby is and has been advised of him right to have his attorney review this Release before signing it; (D) the Executive has twenty-one (21) days to consider whether to sign this Release; and (E) the Executive may, at his sole option, revoke this Release upon written notice within seven (7) days after signing it. This Release will not become effective until this seven (7) day period has expired and will be void if the Executive revokes it within such period. Although the Executive is releasing claims that he may have under the ADEA and the OWBPA, he understands that he may challenge the knowing and voluntary nature of this Release under the OWBPA and the ADEA before a court, the EEOC, the NLRB, or any other federal state or local agency charged with the enforcement of any employment laws. 5. Protected Rights. Nothing in this Release is intended to limit in any way the Executive’s right or ability to report possible violations of law or regulation to, or file a charge or complaint with, the U.S. Securities and Exchange Commission, the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, or other federal, state or local agencies or commissions (collectively, “Government Agencies”). The Executive further understands that nothing in this Release limits the Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Release does not limit the Executive’s ability to receive an award from a Government Agency for information provided by the Executive to such Government Agency.

Exhibit A – Page 3 CHICAGO/#2984622.14 IN WITNESS WHEREOF, the parties hereto have executed this Release and intend to be bound by its terms. GATX CORPORATION By: Exhibit only, to be signed only in connection with termination of employment. Printed Name: Its: Date: I have read the above Release and understand and agree to be bound by its terms. Exhibit only, to be signed only in connection with termination of employment. JAMES F. EARL Date: